EXHIBIT 2


                    (ENGLISH TRANSLATION OF SPANISH ORIGINAL)


       Minutes of the Meeting of the Technical Committee of BBVA Bancomer
                 Trust No. F/23020-1, held on December 16, 2004

In Mexico City, Federal District, on December 16, 2004 at 2:30 PM, the members of the Technical Committee of Trust No. F/23020-1, entered into with BBVA Bancomer, S.A. Institucion de Banca Multiple Grupo Financiero, Trust Division, held a meeting on 1154 Avenida Constituyentes Col., Fifth floor, Lomas Altas.

Rafael Felipe de Jesus Aguirre Gomez, President of the Technical Committee, presided over the meeting, and Maria Adriana Aguirre Gomez, Vice President of the Technical Committee, acted as Secretary, both designated as such by unanimous vote of the members of the Committee present at the meeting.

The President certified the existence of a legal quorum, in accordance with the members of the Executive Committee who were present, and in accordance with each of their signatures as affixed at the end of these Minutes.

In light of the foregoing, the President declared the meeting legally instituted, clarifying that prior notice was not necessary to call the meeting by virtue of the fact that all of the members of the Technical Committee were present; subsequently, the secretary read the agenda, as follows, which was approved by all the members:

                                     Agenda
                                     ------

     I. APPOINTMENT OF PERSONS TO REPRESENT TRUST F/23020-1, WITH RESPECT TO THE SHARES THAT CONSTITUTE THE ASSETS OF THIS TRUST, IN THE SIGNING OF DOCUMENTS AND IN FULFILLING THE REQUIREMENTS THAT DERIVE FROM THE LEGAL OBLIGATIONS APPLICABLE TO ENTITIES WHOSE SHARES ARE PUBLICLY TRADED.

     II.  DRAFTING, READING AND APPROVAL OF THE MINUTES OF THE PRESENT MEETING.

Then, all and each of the points on the Agenda were addressed as follows:

     I. In the completion of the first point on the Agenda, Mr. Rafael Felipe de Jesus Aguirre Gomez stated that Grupo Radio Centro, S.A. de C.V. must submit reports periodically to the United States Securities and Exchange Commission, to the Mexican Stock Exchange and to other securities authorities as a result of being a company that has publicly traded securities in the domestic securities market as well as in the United States securities market; those reports and filings that include this Trust as the owner of the controlling shares of Grupo Radio Centro, S.A. de C.V. should be signed by the agents or representatives of this Trust, and thus it is necessary to appoint individuals to act on behalf of the members of the Trust to submit such reports and to sign the documents included therein. Therefore, the members were asked to consider this and appoint the appropriate persons for these duties.

          The members, once all of their concerns and questions with respect to the foregoing were satisfactorily resolved, unanimously resolved:

                                FIRST RESOLUTION

It is hereby resolved that Carlos Aguirre Gomez, Pedro Beltran Nasr, Alvaro Fernando Fajardo de la Mora and Alfredo Azpeitia Mera be appointed, acting jointly or singly, so that in representing BBVA Bancomer, S.A. as trustee of this Trust, they comply with the reporting obligations that correspond to this Trust as shareholder of Grupo Radio Centro, S.A. de C.V., with respect to reports, declarations, registrations, certifications, filings and signing of documents, before the Securities and Exchange Commission, Mexican Stock Exchange or any other competent authority that is based on the securities and shares that constitute the assets of this Trust.

BBVA Bancomer, S.A. shall be notified so that it can notify in turn the appointed persons so that they can be able to carry out the actions contained in the preceding paragraph and, if necessary, so that the corresponding actions are taken to grant them the power described in the preceding paragraph.

     II. There being no other issues to address, by virtue of having completed the agenda, the meeting concluded upon the setting forth of the present minutes that, once read and approved by all the present members, were authorized with the signatures of the President and the Secretary of the meeting.


/s/ Rafael Felipe de Jesus Aguirre Gomez   /s/ Maria Adriana Aguirre Gomez
-----------------------------------------  ----------------------------------------
Lic. Rafael Felipe de Jesus Aguirre Gomez  Lic. Maria Adriana Aguirre Gomez
           President                                Vice-President


                                  Beneficiaries


/s/ Maria Esther Aguirre Gomez             /s/ Francisco de Jesus Aguirre Gomez
-----------------------------------------  ----------------------------------------
Maria Esther Aguirre Gomez                 Francisco de Jesus Aguirre Gomez

/s/ Ana Maria Aguirre Gomez                /s/ Maria Adriana Aguirre Gomez
-----------------------------------------  ----------------------------------------
Ana Maria Aguirre Gomez                    Maria Adriana Aguirre Gomez

/s/ Carlos de Jesus Aguirre Gomez          /s/ Rafael Felipe de Jesus Aguirre Gomez
-----------------------------------------  ----------------------------------------
Carlos de Jesus Aguirre Gomez              Rafael Felipe de Jesus Aguirre Gomez

/s/ Jose Manual Aguirre Gomez
-----------------------------------------
Jose Manual Aguirre Gomez

                    (ENGLISH TRANSLATION OF SPANISH ORIGINAL)


       Minutes of the Meeting of the Technical Committee of BBVA Bancomer
                 Trust No. F/29307-6, held on December 16, 2004

In Mexico City, Federal District, on December 16, 2004 at 2:30 PM, the members of the Technical Committee of Trust No. F/29307-6, entered into with BBVA Bancomer, S.A. Institucion de Banca Multiple Grupo Financiero, Trust Division, held a meeting on 1154 Avenida Constituyentes Col., Fifth floor, Lomas Altas.

Rafael Felipe de Jesus Aguirre Gomez, President of the Technical Committee, presided over the meeting, and Maria Adriana Aguirre Gomez, Vice President of the Technical Committee, acted as Secretary, both designated as such by unanimous vote of the members of the Committee present at the meeting.

The President certified the existence of a legal quorum, in accordance with the members of the Executive Committee who were present, and in accordance with each of their signatures as affixed at the end of these Minutes.

In light of the foregoing, the President declared the meeting legally instituted, clarifying that prior notice was not necessary to call the meeting by virtue of the fact that all of the members of the Technical Committee were present; subsequently, the secretary read the agenda, as follows, which was approved by all the members:

                                     Agenda
                                     ------

     I. APPOINTMENT OF PERSONS TO REPRESENT TRUST F/29307-6, WITH RESPECT TO THE SHARES THAT CONSTITUTE THE ASSETS OF THIS TRUST, IN THE SIGNING OF DOCUMENTS AND IN FULFILLING THE REQUIREMENTS THAT DERIVE FROM THE LEGAL OBLIGATIONS APPLICABLE TO ENTITIES WHOSE SHARES ARE PUBLICLY TRADED.

     II.  DRAFTING, READING AND APPROVAL OF THE MINUTES OF THE PRESENT MEETING.

Then, all and each of the points on the Agenda were addressed as follows:

     I. In the completion of the first point on the Agenda, Mr. Rafael Felipe de Jesus Aguirre Gomez stated that Grupo Radio Centro, S.A. de C.V. must submit reports periodically to the United States Securities and Exchange Commission, to the Mexican Stock Exchange and to other securities authorities as a result of being a company that has publicly traded securities in the domestic securities market as well as in the United States securities market; those reports and filings that include this Trust as the owner of the controlling shares of Grupo Radio Centro, S.A. de C.V. should be signed by the agents or representatives of this Trust, and thus it is necessary to appoint individuals to act on behalf of the members of the Trust to submit such reports and to sign the documents included therein. Therefore, the members were asked to consider this and appoint the appropriate persons for these duties.

          The members, once all of their concerns and questions with respect to the foregoing were satisfactorily resolved, unanimously resolved:

                                FIRST RESOLUTION

It is hereby resolved that Carlos Aguirre Gomez, Pedro Beltran Nasr, Alvaro Fernando Fajardo de la Mora and Alfredo Azpeitia Mera be appointed, acting jointly or singly, so that in representing BBVA Bancomer, S.A. as trustee of this Trust, they comply with the reporting obligations that correspond to this Trust as shareholder of Grupo Radio Centro, S.A. de C.V., with respect to reports, declarations, registrations, certifications, filings and signing of documents, before the Securities and Exchange Commission, Mexican Stock Exchange or any other competent authority that is based on the securities and shares that constitute the assets of this Trust.

BBVA Bancomer, S.A. shall be notified so that it can notify in turn the appointed persons so that they can be able to carry out the actions contained in the preceding paragraph and, if necessary, so that the corresponding actions are taken to grant them the power described in the preceding paragraph.

     II. There being no other issues to address, by virtue of having completed the agenda, the meeting concluded upon the setting forth of the present minutes that, once read and approved by all the present members, were authorized with the signatures of the President and the Secretary of the meeting.


/s/ Rafael Felipe de Jesus Aguirre Gomez   /s/ Maria Adriana Aguirre Gomez
-----------------------------------------  ----------------------------------------
Lic. Rafael Felipe de Jesus Aguirre Gomez  Lic. Maria Adriana Aguirre Gomez
           President                                Vice-President


                                  Beneficiaries


/s/ Maria Esther Aguirre Gomez             /s/ Francisco de Jesus Aguirre Gomez
-----------------------------------------  ----------------------------------------
Maria Esther Aguirre Gomez                 Francisco de Jesus Aguirre Gomez

/s/ Ana Maria Aguirre Gomez                /s/ Maria Adriana Aguirre Gomez
-----------------------------------------  ----------------------------------------
Ana Maria Aguirre Gomez                    Maria Adriana Aguirre Gomez

/s/ Carlos de Jesus Aguirre Gomez          /s/ Rafael Felipe de Jesus Aguirre Gomez
-----------------------------------------  ----------------------------------------
Carlos de Jesus Aguirre Gomez              Rafael Felipe de Jesus Aguirre Gomez

/s/ Jose Manual Aguirre Gomez
-----------------------------------------
Jose Manual Aguirre Gomez

                    (ENGLISH TRANSLATION OF SPANISH ORIGINAL)


                                POWER OF ATTORNEY


                  The undersigned hereby constitute and appoint Carlos Aguirre Gomez, Pedro Beltran Nasr, Alvaro Fernando Fajardo de la Mora and Alfredo Azpeitia Mera, and each of them singly, as their true and lawful attorneys-in-fact to act for them and in their names in any and all capacities, to sign any Form or Schedule 13D or 13G, and any and all amendments thereto and any other document relating thereto (including any joint filing agreement) each a "Filing", relating to

             (i) their beneficial ownership (direct or indirect) of any securities of Grupo Radio Centro, S.A. de C.V., a sociedad anonima de capital variable organized under the laws of the United Mexican States (the "Company");

             (ii) their beneficial ownership (direct or indirect) of any securities the undersigned may be deemed to beneficially own by reason of their beneficial ownership of securities of the Company; and

             (iii) any securities beneficially owned by the undersigned other than through the Company, which securities are required by applicable law to be aggregated in any Filing in which the Company is a reporting person.

and to file on their behalf any such Filings required to be filed pursuant to the United States Securities Exchange Act of 1934, as amended, with the United States Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, full power and authority to comply with such requirements as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do.

December 16, 2004


/s/ Maria Esther Aguirre Gomez          /s/ Carlos Aguirre Gomez
----------------------------------      ----------------------------------
Maria Esther Aguirre Gomez              Carlos Aguirre Gomez


/s/ Francisco Aguirre Gomez             /s/ Rafael Aguirre Gomez
----------------------------------      ----------------------------------
Francisco Aguirre Gomez                 Rafael Aguirre Gomez


/s/ Maria Adriana Aguirre Gomez
----------------------------------
Maria Adriana Aguirre Gomez


/s/ Ana Maria Aguirre Gomez             /s/ Jose Manual Aguirre Gomez
----------------------------------      ----------------------------------
Ana Maria Aguirre Gomez                 Jose Manuel Aguirre Gomez